UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 20, 2009

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 20, 2009, Tortoise Capital Resources Corporation (the “Company”) entered into a Seventh Amendment to Credit Agreement (the “Seventh Amendment”) with U.S. Bank National Association (“U.S. Bank”), as lender, agent and lead arranger, amending the Credit Agreement dated as of April 25, 2007 among the Company, U.S. Bank and Bank of Oklahoma, as amended by the First Amendment to Credit Agreement dated as of  July 18, 2007, the Second Amendment to Credit Agreement dated as of September 28, 2007, the Third Amendment to Credit Agreement dated as of March 21, 2008, the Fourth Amendment to Credit Agreement dated as of March 28, 2008, the Fifth Amendment to Credit Agreement dated as of March 20, 2009 and the Sixth Amendment to Credit Agreement dated as of June 20, 2009 (as so amended, the “Credit Agreement”, and as amended by the Seventh Amendment, the “Amended Credit Agreement”).  The Seventh Amendment extends the term of the Credit Agreement for six months and provides for a secured revolving credit facility of up to $5 million. The Amended Credit Agreement terminates on February 20, 2010.  The Amended Credit Agreement requires the Company to apply 100% of the proceeds from any sale of investments to the outstanding balance of the facility.  In addition, each prepayment of principal of the loans under the Amended Credit Agreement will permanently reduce the maximum amount of the loans under the Amended Credit Agreement to an amount equal to the outstanding principal balance of the loans under the Amended Credit Agreement immediately following the prepayment.  During the extension, outstanding loan balances generally will accrue interest at a variable rate equal to the greater of (i) one-month LIBOR plus 3.00 percent and (ii) 5.50 percent, with a fee of 0.50 percent on any unused balance of the facility.

The description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment that is filed hereto as Exhibit 10.1 and incorporated herein by reference.

U.S. Bank serves as the Company’s custodian for its securities and other assets pursuant to a custody agreement.  U.S. Bank also serves as custodian for Tortoise Energy Infrastructure Corporation (“TYG”), Tortoise Energy Capital Corporation (“TYY”), Tortoise North American Energy Corporation, Tortoise Power and Energy Infrastructure Fund, Inc. (“TPZ”) and two private funds advised by the Company’s investment adviser, which are affiliates of the Company.  In addition, U.S. Bancorp Fund Services, LLC, an affiliate of U.S. Bank, provides fund accounting services to the Company pursuant to a fund accounting servicing agreement and provides fund administration services and fund accounting services to TYG, TYY, TPZ and one of such private funds pursuant to fund administration servicing agreements and fund accounting servicing agreements, as well as fund accounting services to the other such private fund pursuant to a fund accounting servicing agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On August 20, 2009, the Company announced that it had entered into a 6-month extension of its Credit Agreement through February 20, 2010.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Seventh Amendment to Credit Agreement dated as of August 20, 2009 by and between Tortoise Capital Resources Corporation and U.S. Bank National Association

99.1	Press Release dated August 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  August 24, 2009                                                                                            By:  /s/ Terry Matlack
                                                   Terry Matlack
                                               Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Seventh Amendment to Credit Agreement dated as of August 20, 2009 by and between Tortoise Capital Resources Corporation and U.S. Bank National Association

99.1	Press Release dated August 20, 2009